UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JUNE 30, 2025

_______________________________

EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 30, 2025, Empire Petroleum Corporation (the “Company”) announced a record date of July 10, 2025 (the “Record Date”) for a registered rights offering of up to $5.0 million. The estimated proceeds from the offering include up to $2.5 million of proceeds from the exercise of warrants to be issued as part of the offering. Under the terms of the rights offering, the Company will distribute at no charge to holders of its common stock, par value $0.001 per share (“Common Stock”), as of the close of business on the Record Date, one subscription right for each share of Common Stock owned by such holder. Each subscription right will entitle the holder to purchase one unit, each unit consisting of 0.0139 shares of Common Stock and one rights warrant to purchase 0.0136 shares of Common Stock, at $5.30 per unit. More details of the rights offering will be included in a prospectus supplement to be filed with the U.S. Securities and Exchange Commission when the offering is launched.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
99.1	Press release dated June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: June 30, 2025	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

3